UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

October 21, 2003

Date of Report (Date of earliest event reported)

DICKIE WALKER MARINE, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-1138724	33-0931599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 South Coast Highway Oceanside CA 92054

(Address of Principal Executive Offices) (Zip Code)

(760) 450-0360

Registrant’s telephone number, including area code

(Former Name or Former Address, If Changed Since Last Report)

Item 5.	Other Events.

Dickie Walker Marine, Inc. and Julia B. Knudsen, President, Chief Operating Officer and a director of Dickie Walker, have entered into an agreement (the “Separation Agreement”), a copy of which is included herewith as Exhibit 10.16, whereby Ms. Knudsen has resigned her position as an officer of the company effective November 14, 2003, and as a director effective October 31, 2003. Gerald W. Montiel, the company’s Chief Executive Officer and Chairman of the Board, will assume the duties of President. Ms. Knudsen’s responsibilities as Chief Operating Officer will be assumed by senior management. Ms. Knudsen has agreed to provide consulting services to the company until January 15, 2005.

Item 7.	Financial Statements and Exhibits

(c)	The following exhibits are filed herewith: Exhibit 10.16 – Separation Agreement and Complete Release dated October 20, 2003 between Dickie Walker Marine, Inc. and Julia B. Knudsen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2003	DICKIE WALKER MARINE, INC.

	By:	/s/ GERALD W. MONTIEL
Gerald W. Montiel Chairman and Chief Executive Officer